                                                                   EXHIBIT 10.72


                           PLACEMENT AGENCY AGREEMENT


                                 April 23,1997





                                   $5,225,000
           THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF DEMOPOLIS
                      INDUSTRIAL DEVELOPMENT REVENUE BONDS
                                  SERIES 1997
                       (McCLAIN OF ALABAMA, INC. PROJECT)





The Industrial Development Board of the City of Demopolis
Demopolis, Alabama


Ladies and Gentlemen:

         The undersigned placement agent (the "Placement Agent") offers to enter into this Placement Agency Agreement (the "Agreement") with you, for the placement by us and the execution and delivery by The Industrial Development Board of the City of Demopolis (the "Issuer") of the Bonds specified below. This offer is made subject to acceptance by the Issuer and approval by McClain of Alabama, Inc. (the "Company") prior to 12:00 p.m., Central Daylight Savings Time, on the date hereof, and upon such acceptance this Agreement shall be in full force and effect in accordance with its terms and shall be binding upon the Issuer, the Placement Agent and the Company. All terms not defined herein shall have the meanings set forth in the Placement Memorandum (defined below), or if not set forth therein, as set forth in the Indenture (defined below).

         1. Upon the terms and conditions herein, the Placement Agent will use its best efforts to arrange for the placement of, and the Issuer will deliver to the Placement Agent, all (but not less than all) of the $5,225,000 aggregate principal amount of the Issuer's Industrial Development Revenue Bonds, Series 1997 (McClain of Alabama, Inc., Project) (the "Bonds"), as more fully described in the Placement Memorandum, at a price of 100% of par, for a placement fee, payable by the Company, in an amount equal to $30,000 as compensation for the placement of the Bonds.
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In addition, the Company is responsible for paying all other costs associated with the issuance and placement of the Bonds, including the fees and expenses of counsel to the Placement Agent and the Credit Obligor (as defined below), to the extent that they are not paid from Bond proceeds.

         2. The Bonds shall be as described in, and shall be secured under and pursuant to, the Trust Indenture, dated as of April 1, 1997 (the "Indenture"), between the Issuer and LaSalle National Bank, as trustee (the "Trustee"), substantially in the form previously submitted to the Placement Agent, with only such changes therein as shall be mutually agreed upon by the Trustee, the Company, the Issuer and the Placement Agent. The Bonds are secured by a manufacturing facility (the "Project") to be located on certain real property in the City of Demopolis, Alabama, and leased to the Company pursuant to the Lease Agreement between the Issuer and the Company, dated as of April 1, 1997 (the "Lease Agreement"). The Bonds are further secured by a letter of credit (the "Letter of Credit"), dated the date of issuance of the Bonds, issued by Standard Federal Bank (the "Credit Obligor"), pursuant to the Reimbursement Agreement (the "Reimbursement Agreement"), dated as of April 23, 1997 among the Company and the Credit Obligor, which Letter of Credit is confirmed by LaSalle National Bank, as confirming bank (the "Confirming Bank").

         3. The Issuer and the Company shall deliver or cause to be delivered to the Placement Agent promptly after their acceptance hereof, two copies of the Placement Memorandum, dated April 23, 1997 relating to the Bonds. The Placement Memorandum, in its preliminary and final form, including the cover page, the appendices thereto and all information incorporated therein, with only such amendments, supplements or changes therein as shall have been accepted by us, is hereinafter referred to as the "Placement Memorandum." The Company has authorized the use of copies of the Placement Memorandum, the Indenture and the Lease Agreement and the Remarketing Agreement among the Issuer, the Company and LaSalle National Bank, as described in the Placement Memorandum, in connection with the placement of the Bonds. The Placement Agent agrees that it will not confirm the placement of any Bonds unless the confirmation of such placement is accompanied or preceded by the delivery of a copy of the Placement Memorandum.

         4. The Issuer, subject to the limitations provided herein, represents and warrants to and agrees with the Placement Agent as follows with respect to the Bonds:

                 (a) The Issuer is a political subdivision and a body political and corporate and public instrumentality of the State, created and existing under the Act.

                 (b) The Issuer is authorized under the laws of the State to (i) issue the Bonds for the purposes for which they are to be issued as set forth in the Placement Memorandum; (ii) use the proceeds of the Bonds to acquire, construct and equip the Project; (iii) enter into the Indenture, the Lease Agreement, this Agreement and the Remarketing Agreement; and (iv) pledge and assign to the Trustee the payments to be made by the Company under the Lease Agreement and the Issuer's rights under the Lease Agreement that are pledged or assigned as security for the payment of the principal of, premium, if any, and interest on the Bonds.





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                 (c)      The Issuer has full power and authority to consummate
         the transactions contemplated on its part by the Bonds, the Placement Memorandum, the Indenture, the Lease Agreement, this Agreement and the Remarketing Agreement.

                 (d) The information relating to the Issuer contained under the caption "THE BOARD" in the Placement Memorandum does not, as of the date hereof, and will not, as of the Closing Date (as hereinafter defined), contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                 (e) The Issuer has duly authorized and approved the execution and delivery of this Agreement.

                 (f) Prior to the Closing (as hereinafter defined), the Issuer shall have duly authorized all necessary action to be taken by it for (i) the issuance and sale of the Bonds and the use of the proceeds of the Bonds to finance the costs of the Project on the terms and for the purposes set forth herein and in the Placement Memorandum and (ii) the approval, execution, delivery and/or receipt, as the case may be, by the Issuer of the Indenture, the Lease Agreement, this Agreement, the Remarketing Agreement, the Bonds, the Placement Memorandum and any and all such other agreements and documents as may be required to be approved, executed, delivered and/or received by the Issuer in order to carry out, give effect to, and consummate the transactions contemplated hereby and by the Placement Memorandum.

                 (g) The Issuer shall, on or before the Closing Date, execute and deliver the Indenture, the Lease Agreement, this Agreement, the Remarketing Agreement and the Bonds and shall approve and authorize the use of the Placement Memorandum.

                 (h) The Bonds, when issued, delivered and paid for as provided herein and in the Indenture will have been duly authorized and issued and will constitute valid and binding limited obligations of the Issuer enforceable in accordance with their terms and entitled to the benefits and security of the Indenture and the Lease Agreement, subject in each instance to any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws and laws affecting the enforcement of creditors' rights generally or relating to a public body such as the Issuer as from time to time in effect, and further subject to the availability of equitable remedies. The Bonds do not pledge the credit of the Issuer, the State or any political subdivision or agency thereof nor shall there be a charge against the general revenues of such entities or of the Issuer or a lien against any of their property except as specifically provided in the Indenture. The Bonds shall be limited obligations of the Issuer and no taxes are required to be levied for the payment of the principal of, premium, if any, and interest on the Bonds; such principal of, premium, if any, and interest on the Bonds being payable (except to the extent otherwise provided in the Indenture) solely out of moneys to be received by the Issuer as payments under the Lease Agreement that are pledged under





                                      -3-
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         the Indenture and any other amounts derived from the Lease Agreement, from specified amounts on deposit with the Trustee under the Indenture and from amounts available from draws on the Letter of Credit and the income from the temporary investment of any of the foregoing.

                 (i) This Agreement is and, when executed and delivered, each of the Indenture, the Lease Agreement, this Agreement, the Remarketing Agreement will be, assuming the due and valid authorization, execution and delivery of such documents by the other parties thereto, the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, subject to any applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and subject to the availability of equitable remedies, and to the qualification that enforcement of the indemnification provisions of this Agreement may be limited by federal or state securities laws.

                 (j) Except as may be set forth in the Placement Memorandum, there is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any court, public board or body pending in which summons has been served or, to the best knowledge of the Issuer, threatened against or affecting the Issuer wherein an unfavorable decision, ruling or finding would adversely affect (i) the corporate existence of the Issuer or the right of the members of the Issuer to their offices or the right of the officers of the Issuer to their respective offices, (ii) the validity of or the Issuer's power to engage in the transactions contemplated hereby or by the Placement Memorandum, (iii) the validity of the proceedings taken by the Issuer for the approval, adoption, authorization, execution, delivery, receipt and performance, as the case may be, of the Bonds, the Placement Memorandum, the Indenture, the Lease Agreement, this Agreement, the Remarketing Agreement, or any agreement or any instrument to which the Issuer is a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby or by the Placement Memorandum, (iv) the validity or enforceability of the Bonds, the Placement Memorandum, the Indenture, the Lease Agreement, this Agreement, the Remarketing Agreement, or any agreement or instrument to which the Issuer is a party and which is used or contemplated for use in the consummation of the transactions contemplated herein or in the Placement Memorandum or
         (v) the federal tax-exempt status of the interest on the Bonds or the amounts to be received by the Issuer pursuant to the Lease Agreement.

                 (k) The execution and delivery by the Issuer of the Bonds, the Indenture, the Lease Agreement, this Agreement, the Remarketing Agreement and the other documents contemplated hereby or by the Placement Memorandum, and compliance with their respective provisions, the approval and delivery by the Issuer of the Placement Memorandum, and the assignment of the Lease Agreement, including the specified rights of the Issuer under the Lease Agreement, to the Trustee, do not and will not conflict with, or constitute on the part of the Issuer a breach of, or a default under, any existing law, court or





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         administrative regulation, decree, order, agreement, indenture, mortgage or lease to which the Issuer is a party or by which the Issuer or any of its property is or may be bound.

                 (l) A public hearing was held with respect to the Bonds on April 7, 1997 and the approval of the "applicable representative" has or will be obtained prior to the Closing, all as described in
         Section 147(f) of the Code.

                 (m) The resolution of the Issuer, adopted April 17, 1997, approving and authorizing the execution and delivery of the Indenture, the Lease Agreement, this Agreement, the Remarketing Agreement and the Bonds and the use and distribution of the Placement Memorandum, was duly adopted at a meeting of the members of the Issuer that was called and held pursuant to law and with all public notice required by law and at which a quorum was present and acting throughout.

                 (n) The Issuer will furnish such information, execute such instruments and take such other action in cooperation with the Placement Agent and Placement Agent's counsel as they may reasonably request (i) in any endeavor to qualify the Bonds for offering and sale under the securities or "blue sky" laws or other securities laws or regulations of such jurisdictions of the United States as the Placement Agent may request, (ii) for the application for exemption from such qualification, (iii) for the Placement Agent's determination of their eligibility for investment under the laws of such jurisdictions as the Placement Agent designates and (iv) to provide for the continuance of such qualifications or exemptions in effect for so long as required for the distribution of the Bonds; provided, however, that the Issuer shall not be required by the foregoing to consent to jurisdiction in any state other than the State and shall not be deemed to have made any representation with regard to securities or "blue sky" laws or other securities laws of the United States. The Issuer shall not be obligated to pay any expenses or costs (including legal fees) incurred in connection with such qualification.

                 (o) Any certificate signed by an authorized officer of the Issuer and delivered to the Placement Agent shall be deemed a representation and warranty by the Issuer to the Placement Agent as to the statements made therein.

                 (p) Other than as disclosed in the Placement Memorandum and as required under Section 147(f) of the Code, no further authorization, approval, consent or other order of any governmental authority or agency, or of any other entity or person(s) is required for the valid authorization, execution and delivery by the Issuer of the Bonds and the other documents contemplated thereby or the authorization and delivery of the Placement Memorandum.

                 (q) Neither the corporate existence or territorial jurisdiction of the Issuer nor the title of the officers or members of the governing body of the Issuer to their respective offices or membership are being contested and no authority or proceeding for the issuance of the Bonds has been repealed, revoked or rescinded.





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         Under no circumstances will any obligation, covenant, representation or warranty of the Issuer created by or arising out of this Agreement or out of the Bonds, or the resolution authorizing the Bonds, be or become an indebtedness of the Issuer, the State or any political subdivision of the State or be a charge against the general credit or taxing power of the Issuer or the State or any political subdivision of the State or give rise to a pecuniary liability of the Issuer, or on the part of any member, officer, employee or agent of the Issuer, the State or any political subdivision of the State, but shall be payable solely out of the revenues and other funds pledged under the Indenture.

         5. The Company represents and warrants to and agrees with the Issuer and the Placement Agent as follows with respect to the Bonds:

                 (a) The Company has full power and authority to own its properties and to conduct its business as now being conducted.

                 (b) The information relating to the Company contained in the Placement Memorandum on the cover page and under the captions "THE COMPANY" and "THE PROJECT" are, as of date hereof, and will be, as of the Closing Date, true and correct in all material respects for the purposes for which their use is or was authorized; and such sections do not, and as of the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made in such sections in light of the circumstances under which they are or were made, not misleading. Neither this Agreement nor any other document, certificate or written statement furnished to the Placement Agent or the Issuer pursuant to this Agreement or the Lease Agreement by or relating to the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, under the circumstances under which they are or were made, not misleading.

                 (c) Subsequent to the respective dates as of which information was given to the Placement Agent and except as set forth in or contemplated by the Placement Memorandum, no event has occurred which has affected or may affect materially and adversely the business, properties, operations or financial condition of the Company.

                 (d) Neither the execution and delivery of the Lease Agreement, the Reimbursement Agreement, the Remarketing Agreement, and this Agreement nor the approval and distribution of the Placement Memorandum and compliance by the Company with the provisions on the Company's part contained therein nor the consummation of any other of the transactions contemplated hereby or thereby, nor the fulfillment of the terms hereof or thereof, conflicts with or constitutes a breach of or default under nor contravenes any law, administrative regulation, judgment, decree, loan agreement, indenture, bond, note, resolution, agreement or other instrument to which the Company is a party or to which the Company is otherwise subject, nor does any such execution, delivery, approval, adoption or compliance result in the creation or imposition of any lien, charge or other security interest or encumbrance of any nature whatsoever upon any of the properties or assets of the





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         Company under the terms of any such law, administrative regulation, judgment, decree, loan agreement, indenture, bond, note, deed of trust, resolution, agreement or other instrument, except as provided by the Indenture, the Lease Agreement or the Reimbursement Agreement or the other documents executed in connection therewith.

                 (e) To the best of the Company's knowledge and belief, the Company is not in breach of or default in any material respect under any applicable law or administrative regulation or any applicable judgment or decree or any loan agreement, indenture, bond, note, resolution, agreement or other instrument to which the Company is a party or to which the Company is otherwise subject, and no event has occurred and is continuing which, with the passage of time or the giving of notice, or both, would constitute a default or an event of default under any such instrument.

                 (f) There is no action, suit, proceeding or investigation at law or in equity before or by any court or governmental agency or body pending or threatened against the Company wherein an adverse decision, ruling or finding would (i) result in any material and adverse change in the condition (financial or otherwise), business or prospects of the Company which would materially and adversely affect the properties of the Company, and which has not been disclosed in the Placement Memorandum (ii) materially and adversely affect the transactions contemplated by this Agreement, or (iii) materially and adversely affect the validity or enforceability against the Company of the Lease Agreement, the Reimbursement Agreement, the Remarketing Agreement or this Agreement.

                 (g) The Company has the full power and authority to execute and deliver and to perform its obligations under the Lease Agreement, the Reimbursement Agreement, the Remarketing Agreement, and this Agreement and to engage in the transactions contemplated thereby and by the Placement Memorandum relating to the offer and sale of the Bonds. The Lease Agreement, the Reimbursement Agreement, the Remarketing Agreement and this Agreement have been duly authorized and, when executed and delivered by the respective parties hereto and thereto, will constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights and general principles of equity, and except as the indemnification provisions hereof may be limited by applicable securities laws or public policy.

                 (h) The application to the Issuer and the completed questionnaires, if any, supplied by the Company to the Issuer, Bond Counsel and/or the Placement Agent or its counsel with respect to the Project to be financed with the proceeds of the Bonds are true, correct and complete in all material respects for the purposes for which supplied.

                 (i) No consent, approval, authorization or other action by any governmental or regulatory authority that has not been obtained is or will be required by the Company for the issuance and sale of the Bonds or the consummation of the other transactions contemplated





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         by the Remarketing Agreement, this Agreement and the Placement
         Memorandum, except for such licenses, certificates, approvals, variances or permits which may be necessary for the construction or operation of the Project and for which the Company has applied (or for which the Company will apply in the ordinary course of business) and expects to receive, and except as may be required under the state securities or "blue sky" laws in connection with the placement of the Bonds by the Placement Agent.

                 (j) The Company authorizes the use by the Placement Agent of the Placement Memorandum (including the Appendices thereto and all information incorporated therein by reference), the Lease Agreement, the Reimbursement Agreement, and this Agreement and the information therein and herein in connection with the placement of the Bonds.

                 (k) The Company will not take or omit to take any action which action or omission will in any way cause the proceeds from the sale of the Bonds to be applied in a manner contrary to that provided in the Indenture, and the Lease Agreement.

                 (l) The Company will deliver all opinions, certificates, letters and other instruments and documents reasonably required by the Lease Agreement, the Reimbursement Agreement, the Remarketing Agreement and this Agreement.

                 (m) Any certificate of the Company delivered to the Placement Agent shall be deemed a representation and warranty by the Company to the Placement Agent as to the statements made therein.

                 (n) The Company will furnish such information, execute such instruments and take such other action in cooperation with the Issuer and the Placement Agent as may be required to qualify the Bonds for offering and sale under the "blue sky" or other securities laws of such jurisdictions as the Placement Agent may designate; provided, however, that the Company shall not be obligated to accept, or consent to accept, service of process, or to appoint an agent to accept service of process, outside the State of Alabama or any other state in which the Company is qualified to do business;

                 (o) The representations, warranties, agreements and indemnities contained herein shall survive the Closing and any investigation made by or on behalf of the Issuer or the Placement Agent or any such director, officer or any such controlling person as to any matters described in or related to the transactions contemplated hereby and by the Placement Memorandum, the Indenture, the Reimbursement Agreement, the Lease Agreement and the Remarketing Agreement.

         6. The Company shall indemnify the Issuer and the Placement Agent and shall hold them harmless as follows:





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                 (a)      The Company shall pay and indemnify and hold harmless
         the Issuer and any person who "controls" the Issuer within the meaning of Section 15 of the Securities Act of 1993, as amended, and any member, officer, director, trustee, official, employee and agent of the Issuer, and each person, if any, who has the power, directly or indirectly, to direct or cause the direction of the management and policies of the Issuer pursuant to the Act or the Issuer's regulations or bylaws (each an "Issuer Indemnified Party", and collectively, the "Issuer Indemnified Parties") from any loss, claim, damage, tax, penalty or expense (including reasonable attorneys' fees and expenses), or liability of any nature due to any and all suits, actions, legal or administrative proceedings, or claims arising or resulting from or in any way connected with: (i) the financing of the Project or the installation, operation, use, or maintenance of the properties of the Company, (ii) any act, failure to act, or misrepresentation by any person in connection with the issuance, sale, delivery or remarketing of the Bonds, or (iii) any act, failure to act, or misrepresentation by the Issuer in connection with this Agreement or any other document involving the Issuer in this matter.
         If any suit, action or proceeding is brought against any of the Issuer Indemnified Parties, that suit, action or proceeding shall be defended by counsel to the Issuer or the Company, as the Issuer shall determine. If the defense is by counsel to the Issuer, the Company shall indemnify the Issuer Indemnified Parties for the reasonable cost of that defense including reasonable attorneys' fees and expenses. If the Issuer determines that the Company shall defend the Issuer or any Issuer Indemnified Parties, the Company shall immediately assume the defense at its own cost. Neither the Issuer nor the Company shall be liable for any settlement of any proceeding made without each of their consent (which consent shall not be unreasonably withheld).

                 (b) The Company shall indemnify and hold harmless the Placement Agent and any person who "controls" the Placement Agent within the meaning of Section 15 of the Securities Act of 1933, as amended, and any officer, director, official, employee and agent of the Placement Agent (each an "Agent Indemnified Party" and collectively, the "Agent Indemnified Parties") from any loss, claim, damage, tax, penalty, or expense (including reasonable attorneys' fees and expenses), or liability of any nature due to any and all suits, actions, legal or administrative proceedings, or claims arising or resulting from, or in any way connected with: (i) the financing of the Project or the installation, operation, use, or maintenance of the properties of the Company, (ii) any act, failure to act, or misrepresentation by the Company or any director, officer, employee, agent, or independent contractor of the Company in connection with the issuance, sale, delivery or remarketing of the Bonds, or (iii) any act, failure to act, or misrepresentation by the Issuer or the Placement Agent in connection with this Agreement or any other document involving the Issuer or the Placement Agent in this matter (except to the extent any such act, failure to act or misrepresentation by the Placement Agent or any director, officer, employee, agent, or independent contractor of the Placement Agent involved the gross negligence or willful misconduct of the Placement Agent or any of its directors, officers, employees, agents or independent contractors); provided, however, that no such indemnification shall be extended to the Placement Agent in connection with any matter to the extent that the Placement Agent is required to indemnify the Company or the Company Indemnified Parties (as defined in Section 7(b) hereof) therefor pursuant to
         Section 7(b) of this Agreement. In case any claim shall be made or any action shall be brought against one or more of the Agent Indemnified Parties, the Agent Indemnified Parties seeking indemnity hereunder shall promptly notify the Company in writing, and the Company shall promptly assume the defense thereof, including the employment of counsel reasonably satisfactory to the Placement Agent, the payment of all expenses and the right to negotiate and consent to settlement. If any of the Agent Indemnified Parties is advised in an opinion of counsel that there may be legal defenses available to it which are adverse to or in conflict with those available to the Company, or that the defense of such Agent Indemnified Party should be handled by separate counsel, the Company shall not have the right to assume the defense of such Agent Indemnified Party, but shall be responsible for the reasonable fees and expenses of counsel retained by the Agent Indemnified Party in assuming its own defense, and provided also that if the Company shall have failed to assume the defense of such action or to retain counsel reasonably satisfactory to the Company, within a reasonable time after written notice of the commencement of such action, the fees and expenses of counsel retained by the Agent Indemnified Parties shall be paid by the Company. Notwithstanding and in addition to any of the foregoing, any one or more of the Agent Indemnified Parties shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Agent Indemnified Parties, unless the employment of such counsel had been specifically authorized, in writing, by the Company. The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with the consent of the Company or if there is a final judgment for the plaintiff in any such action with or without consent, the Company shall indemnify and hold harmless the Agent Indemnified Parties from and against any loss or liability by reason of such settlement or judgment.

                 (c) The Company shall also indemnify the Issuer Indemnified Parties and the Agent Indemnified Parties for all reasonable costs and expenses, including reasonable attorneys' fees and expenses, incurred in: (i) enforcing any obligation of the Company under this Agreement or any related agreement, (ii) taking any action requested by the Company, (iii) taking any action required by this Agreement or any related agreement, or (iv) taking any action considered necessary by the Issuer or the Placement Agent and which is authorized by this Agreement or any related agreement.

                 (d) Any provision of this Agreement or any other instrument or document executed and delivered in connection therewith to the contrary notwithstanding, the Issuer retains the right to (i) enforce any applicable federal or state law or regulation pertaining to the Issuer and (ii) enforce any rights accorded the Issuer by federal or state law or regulation, and nothing in this Agreement shall be construed as an express or implied waiver thereof.

                 (e) The indemnity provided herein is not intended to supersede any indemnity to which the Issuer is entitled to under the Lease Agreement. Any indemnity provided herein is in addition to any other indemnification provided by the Company to the Indemnified Parties.

         7. The Placement Agent shall indemnify the Issuer and the Company and shall hold them harmless as follows:

                 (a) The Placement Agent shall indemnify, defend and hold harmless the Issuer and the Issuer Indemnified Parties to the fullest extent permitted by law, from and against any and all losses, claims, damages, demands, liabilities, costs or expenses, including reasonable attorneys' fees and expenses related thereto, (i) arising out of or based upon an untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in the Placement Memorandum or arising out of or based upon the omission or alleged omission of the Placement Agent to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that such untrue or misleading statement or alleged untrue or misleading statement or omission or alleged omission was made in the Placement Memorandum in reliance upon and in conformity with information furnished to the Issuer or the Company in writing by the Placement Agent, including, without limitation, the information therein describing the Placement Agent or its activities with respect to the Bonds, contained under the caption "PLACEMENT OF THE BONDS" and (ii) to the extent of the aggregate amount paid in settlement of any litigation commenced or threatened arising from a claim based upon any such untrue statement or omission, if such settlement is effected with the written consent of the Placement Agent and (iii) as a result of, or in connection with, the violation of federal or state securities laws by the Placement Agent in its sale of the Bonds to the purchasers thereof.

                 (b) The Placement Agent shall indemnify, defend and hold harmless the Company, its directors, officers and each person, if any, who has the power, directly or indirectly, to direct or cause the direction of the management and policies of the Company (each a "Company Indemnified Party," and collectively, the "Company Indemnified Parties") to the fullest extent permitted by law, from and against any and all losses, claims, damages, demands, liabilities, costs or expenses, including reasonable attorneys' fees and expenses related thereto, (i) arising out of or based upon an untrue statement or alleged misleading statement of a material fact contained in the Placement Memorandum or arising out of or based upon the omission or alleged omission of the Placement Agent to make the statement therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that such untrue or misleading statement or alleged untrue or misleading statement or omission or alleged omission was made in the Placement Memorandum in reliance upon and in conformity with information furnished to the Company or the Issuer in writing by the Placement Agent, including, without limitation, the information therein describing the Placement Agent or its activities with respect to the Bonds, contained under the caption "PLACEMENT OF THE BONDS" and (ii) to the extent of the aggregate amount paid in settlement of any litigation commenced or threatened arising from a claim based upon any such untrue statement or omission, if such settlement is effected with the written consent of the Placement Agent.

                 (c) The Placement Agent shall indemnify, defend and hold harmless the Issuer Indemnified Parties and the Company Indemnified Parties to the fullest extent permitted by law from and against any and all losses, claims, damages, demands, liabilities, costs or expenses (including reasonable attorneys' fees and expenses) caused by
         (i) the failure of the Placement Agent to comply with the registration or qualification requirements applicable to the Placement Agent or the Bonds under any securities or "blue sky" laws of any state in which such registration or qualification is required and (ii) the violation of any applicable federal or state securities laws in connection with the sale of the Bonds.

                 (d) In case any claim shall be made or any action shall be brought against one or more of the Issuer Indemnified Parties or the Company Indemnified Parties based upon information furnished in writing to the Issuer or the Company by the Placement Agent, describing therein the Placement Agent or its activities with respect to the Bonds or pursuant to the preceding paragraph, the Issuer Indemnified Parties or the Company Indemnified Parties seeking indemnity shall promptly notify the Placement Agent in writing, and the Placement Agent shall promptly assume the defense thereof, including the employment of counsel reasonably satisfactory to the Issuer and the Company, the payment of all expenses and the right to negotiate and consent to settlement. If any of the Issuer Indemnified Parties or the Company Indemnified Parties is advised in an opinion of counsel that there may be legal defenses available to it which are adverse to or in conflict with those available to the Placement Agent, or that the defense of such Issuer Indemnified Party or Company Indemnified Party should be handled by separate counsel, the Placement Agent shall not have the right to assume the defense of such Issuer Indemnified Party or Company Indemnified Party, but shall be responsible for the reasonable fees and expenses of counsel retained by the Issuer Indemnified Party and/or Company Indemnified Party in assuming its own defense, and provided also that if the Placement Agent shall have failed to assume the defense of such action or to retain counsel reasonably satisfactory to the Issuer or the Company, as the case may be, within a reasonable time after written notice of the commencement of such action, the fees and expenses of counsel retained by the Issuer Indemnified Parties and/or the Company Indemnified Parties, as the case may be, shall be paid by the Placement Agent. Notwithstanding and in addition to any of the foregoing, any one or more of the Issuer Indemnified Parties and/or the Company Indemnified Parties, as the case may be, shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Issuer Indemnified Parties and/or the Company Indemnified Parties, as the case may be, unless the employment of such counsel had been specifically authorized, in writing, by the Placement Agent. The Placement Agent shall not be liable for any settlement of any such action effected without its written consent, but if settled with the consent of the Placement Agent or if there is a final judgment for the plaintiff in any such action with or without consent based on the preceding paragraph, the Placement Agent shall indemnify and hold harmless the Issuer Indemnified Parties and the Company Indemnified Parties from and against any loss or liability by reason of such settlement or judgment.

                 8.       The Company further agrees as follows:

                 (a) The Company approves and ratifies the use by the Placement Agent prior to the date hereof of a Preliminary Placement Memorandum (the "Preliminary Placement Memorandum") in connection with the offering of the Bonds.

                 (b) The Company ratifies, confirms and consents to the use of the Preliminary Placement Memorandum, drafts of the Preliminary Placement Memorandum and the Placement Memorandum by counsel to the Placement Agent in obtaining necessary qualification, exemption, determination or continuation of any of the foregoing under applicable securities laws.

                 (c) The Company approves the form of and authorizes the Placement Agent to prepare, use and distribute the Placement Memorandum in the final form in connection with the placement and sale of the Bonds.

                 (d) The Company shall provide to the Placement Agent, on the date hereof, sufficient copies of the Placement Memorandum to enable the Placement Agent to comply with the requirements of SEC Rule 15c2-12(b)(4), Rule G-32 of the Municipal Securities Rulemaking Board and with other applicable legal requirements.

                 (e) No amendment or supplement to the Placement Memorandum shall be made without the written approval of the Placement Agent. If, during the period from the date of this Agreement to and including the date which is 90 days following the End of the Underwriting Period for the Bonds (as such term is hereinafter defined) an event occurs affecting the Company of which the Company has knowledge and which might or would cause the Placement Memorandum to contain any untrue statement of a material fact or omit to state a material fact necessary to be stated therein for the purpose for which it is to be used or to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect, the Company will notify the Placement Agent and the Issuer, and if in the opinion of the Placement Agent such event requires an amendment or supplement to the Placement Memorandum, the Company will amend or supplement the Placement Memorandum in a form and in a manner approved by the Placement Agent and the Issuer and furnish to the Placement Agent and the Issuer (i) a reasonable number of copies of the amendment or supplement and (ii) if such notification shall be subsequent to the date of the Closing, such legal opinions, certificates, instruments and other documents as the Placement Agent may reasonably deem necessary to evidence the truth and accuracy of such amendment or supplement. The cost of providing any amendment or supplement during the period prior to and including the date which is 90 days following the End of the Underwriting Period for the Bonds shall be paid by the Company.

                 (f) As used herein, "End of the Underwriting Period" for the Bonds shall mean the date on which the End of the Underwriting Period for the Bonds has occurred under SEC Rule 15c2-12; provided, however, that the Placement Agent shall be entitled to treat the Closing Date as the End of the Underwriting Period for the Bonds.

         9. By 11:00 a.m., Central Daylight Savings Time, on April 23, 1997 (the "Closing Date"), the certificates, opinions, commitments and other documents required by Section 10 hereof shall be executed and delivered and payment of such fees as are called for herein shall be made (such execution, delivery and payment, together, being referred to as the "Closing"). The Closing shall take place at the offices of Bodman, Longley & Dahling LLP, Detroit, Michigan, or such other location as may be agreed upon by the Issuer, the Company and the Placement Agent. At least two (2) business days prior to the Closing Date, the Issuer will deliver the Bonds to the Placement Agent in definitive form duly executed (or, at the option of the Placement Agent, in book entry form under the book entry system maintained by The Depository Trust Company), together with the other documents herein mentioned, and the Placement Agent will accept such delivery and facilitate the payment of the purchase price of the Bonds in federal funds.

         10. The obligations of the Placement Agent hereunder shall be subject to the performance by the Issuer and the Company of their respective obligations to be performed hereunder at and prior to the Closing, to the accuracy in all material respects, in the reasonable judgment of the Placement Agent, of the representations and warranties of the Issuer and the Company herein as of the date hereof and as of the Closing and, in the reasonable discretion of the Placement Agent, to the following conditions, including the delivery by the Issuer and the Company, as the case may be, of the Closing Documents (hereinafter defined) enumerated herein, in each case in form and substance reasonably satisfactory to the Placement Agent's counsel, as of the
Closing:

                 (a) At the time of the Closing, (i) the resolution authorizing the Bonds, the Indenture, the Lease Agreement, the Reimbursement Agreement, the Letter of Credit, the confirmation of the Letter of Credit, this Agreement and the Remarketing Agreement shall be in full force and effect in the form heretofore approved by the Issuer, the Company, the Credit Obligor, the Confirming Bank and the Trustee, as the case may be, and none of the foregoing documents shall have been amended, repealed, modified or supplemented from the forms thereof as of the date hereof, or as may have been approved in writing by the Placement Agent and (ii) the Issuer and the Company shall have duly adopted and there shall be in full force and effect such other resolutions as, in the opinion of Bond Counsel and the Placement Agent's counsel, are necessary and appropriate in connection with the transactions contemplated hereby and by the Placement Memorandum.

                 (b) At or prior to the Closing, the Issuer shall have duly executed and delivered, and the Trustee shall have authenticated, the Bonds, and at the time of the Closing the proceeds derived from the sale of the Bonds shall be deposited and applied for the purposes described in the Placement Memorandum and as provided in the Indenture.

                 (c) At or prior to the Closing, the Placement Agent shall have received the following documents (the "Closing Documents"):

                          (i) the unqualified approving opinion of Bond Counsel, dated the Closing Date, and the supplemental opinion of Bond Counsel, dated the Closing Date and addressed to the Placement Agent and the Issuer in substantially the form and substance satisfactory to each of them;

                          (ii)    [reserved];

                          (iii) the opinion of counsel to the Company, dated the Closing Date and addressed to the Issuer, the Trustee, the Placement Agent and the Credit Obligor, in substantially the form and substance satisfactory to each of them;

                          (iv) the opinion of counsel to the Credit Obligor, dated the Closing Date, and addressed to the Issuer, the Company, the Trustee, the Placement Agent and Bond Counsel, in form and substance reasonably satisfactory to the Placement Agent;

                          (v) the opinion of counsel to the Confirming Bank, dated the Closing Date, and addressed to the Issuer, the Company, the Trustee, the Placement Agent and Bond Counsel, in form and substance reasonably satisfactory to the Placement Agent;

                          (vi) a certificate, dated the Closing Date, of the Issuer executed on its behalf by an authorized officer thereof to the effect that (A) the representations and warranties of the Issuer contained herein are true and correct in all respects on and as of the Closing Date with the same effect as if made on the Closing Date, (B) the Issuer has complied with all agreements and conditions of this Agreement to be performed or satisfied by the Issuer at or prior to the Closing Date and (C) no event affecting the Issuer has occurred since the date of the Placement Memorandum (as amended or supplemented to date) which should be disclosed in the Placement Memorandum for the purposes for which it is to be used or which it is necessary to disclose therein in order to make the statements and information therein not misleading in any material respect;

                          (vii) a certificate, dated the Closing Date, of the Company executed on its behalf by an authorized representative thereof to the effect that (A) the representations and warranties of the Company contained herein are true and correct in all respects on and as of Closing Date with the same effect as if made on the Closing Date, (B) the Company has complied with all agreements and conditions of this Agreement to be performed or satisfied by the Company at or prior to the Closing Date and (C) no event affecting the Company has occurred since the date of the Placement Memorandum (as amended or supplemented to date) which should be disclosed in the Placement Memorandum for the purposes for which it is to be used or which it is necessary to disclose therein in order to make the statements and information therein not misleading in any material respect;

                          (viii) copies of the preliminary and final Placement Memorandum, in a quantity as reasonably determined by the Placement Agent, duly executed by or on behalf of the Issuer;

                          (ix) a copy of all resolutions duly adopted by the Company authorizing or approving the execution and delivery of the documents required to be executed and delivered by the Company or approving, as necessary, the forms of the Indenture and the Bonds, certified by an authorized representative of the Company;

                          (x) good standing certificates for the Company issued by the Secretary of the State of Michigan and the Secretary of the State of Alabama;

                          (xi) evidence that Standard & Poor's has issued a rating for the Bonds that is not lower than AA-/A-1+ and that such rating is in effect at the Closing Date and is not then being reviewed;

                          (xii) a certificate of the Trustee, in form and substance satisfactory to the Placement Agent, the Company and the Issuer, to the effect that all moneys and securities delivered to the Trustee under and pursuant to the Indenture have been duly deposited to the credit of the appropriate funds established under or in accordance with the Indenture or otherwise applied as provided in the Indenture and that the Trustee has no knowledge of any default under the Indenture;

                          (xiii)  copies of all closing documents (not
                 otherwise specified for delivery hereunder) identified for delivery in the most recent closing list for the Closing provided by Bond Counsel, duly executed, if applicable, by the respective parties thereto; and

                          (xiv) such additional legal opinions, certificates, proceedings, instruments and other documents as counsel to the Placement Agent, Bond Counsel and the Issuer may reasonably request to evidence compliance by the Issuer and the Company with legal requirements, the truth and accuracy, as of the time of the Closing, of the respective representations and warranties of the Company and the Issuer herein and the due performance or satisfaction by the Issuer and the Company at or prior to such time of all agreements then to be performed and all conditions then to be satisfied by the Issuer and the Company or as otherwise may be deemed necessary by such counsel in connection with the issuance of the Bonds.

                 (d) If the Issuer or the Company shall be unable to satisfy the conditions to the obligations of the Placement Agent contained in this Agreement, or if the obligations of the Placement Agent hereunder may be terminated for any reason permitted by this Agreement, then this Agreement may be terminated by the Placement Agent and if so terminated neither the Placement Agent nor the Company or the Issuer shall be under any obligations hereunder; provided, however, that the respective obligations to pay expenses, as provided in Section 13 hereof, and the respective indemnification obligations contained in Section 6 hereof, shall continue in full force and effect.

         11. For a period of 90 days after the Closing (a) the Issuer will not adopt any amendment of or supplement to the Placement Memorandum to which the Placement Agent shall object in writing or which shall be disapproved by counsel for the Placement Agent and (b) if any event relating to or affecting the Issuer and the Company shall occur as a result of which it is necessary, in the opinion of counsel to the Placement Agent, to amend or supplement the Placement Memorandum in order to make the Placement Memorandum not misleading in light of the circumstances existing at the time it is delivered to the initial purchasers of the Bonds, the Issuer and the Company will forthwith prepare and furnish to the Placement Agent a reasonable number of copies of an amendment of or supplement to the Placement Memorandum (in form and substance satisfactory to counsel for the Placement Agent and at the Company's expense) which will amend or supplement the Placement Memorandum so that it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Placement Memorandum is delivered to the initial purchasers of the Bonds, not misleading. For purposes of this Section, the Issuer and the Company will each furnish such information with respect to themselves as the Placement Agent may from time to time request.

         12. The Placement Agent shall have the right to cancel its obligations to place the Bonds if, between the date hereof and the Closing
Date:

                 (a) legislation shall be enacted, or actively considered for enactment, by the Congress or recommended by the President of the United States to the Congress for passage, or favorably reported for passage to either house of the Congress by any committee of such house to which such legislation has been referred for consideration, a decision by a court of the United States or the United States Tax Court shall be rendered, or a ruling, regulation or official statement by or on behalf of the Treasury Department of the United States, the Internal Revenue Service or other agency or department of the United States shall be made or proposed to be made which has the purpose or effect, directly or indirectly, of imposing federal income taxes upon revenues or other income to be derived by the Issuer under the Lease Agreement, or upon interest on the Bonds;

                 (b) any other action or event shall have transpired which has the purpose or effect, directly or indirectly, of materially and adversely affecting the federal income tax consequences of any of the transactions contemplated hereby or by the Placement

         Memorandum, and, in the reasonable opinion of the Placement Agent, such action or event pertaining to the federal income tax consequences referenced above materially and adversely affects the market for the Bonds or the sale, at the contemplated offering price by the Placement Agent, of the Bonds;

                 (c) legislation shall be enacted or actively considered for enactment by the Congress, with an effective date on or prior to the Closing Date, or a decision by a court of the United States shall be rendered, or a ruling or regulation by the Securities and Exchange Commission or other governmental agency having jurisdiction over the subject matter shall be made, the effect of which is that (i) the Bonds are not exempt from the registration, qualification or other requirements of the Securities Act of 1933, as amended and as then in effect, or the Securities Exchange Act of 1934, as amended and as then in effect, or (ii) the Indenture is not exempt from the registration, qualification or other requirements of the Trust Indenture Act of 1939, as amended and as then in effect;

                 (d) a stop order, ruling or regulation by the Securities and Exchange Commission shall be issued or made, the effect of which is that the issuance, offering or sale of the Bonds, as contemplated hereby or by the Placement Memorandum, is in violation of any provision of the Securities Act of 1933, as amended and as then in effect, the Securities Exchange Act of 1934, as amended and as then in effect, or the Trust Indenture Act of 1939, as amended and as then in effect;

                 (e) there shall occur any outbreak of hostilities or any national or international calamity or crisis or a financial crisis the effect of which on the financial markets of the United States is such as, in the reasonable judgment of the Placement Agent, would materially and adversely affect the market for the Bonds or the sale, at the contemplated offering price by the Placement Agent, of the Bonds;

                 (f) a general suspension of trading on the New York Stock Exchange is in force, the effect of which on the financial markets of the United States in the reasonable judgment of the Placement Agent, as such as would materially and adversely affect the market for the Bonds or the sale, at the contemplated offering price, by the Placement Agent, of the Bonds;

                 (g) a general banking moratorium is declared by federal or state (including specifically Illinois and New York) authorities, the effect of which on the financial markets of the United States in the reasonable judgment of the Placement Agent, as such as would materially adversely affect the market for the Bonds or the sale, at the contemplated offering price by the Placement Agent, of the Bonds;

                 (h) there occurs any material adverse change in the affairs, operations or financial conditions of the Company except as set forth in or contemplated by the Placement Memorandum;

                 (i) the Placement Memorandum is not executed, approved and delivered as provided herein;

                 (j) any rating of the Confirming Bank or the Bonds by a national rating agency shall be withdrawn or downgraded;

                 (k) in the reasonable judgment of the Placement Agent, the market price of the Bonds, or the market price generally of obligations of the general character of the Bonds, might be adversely affected because (i) additional material restrictions not in force as of the date hereof shall have been imposed upon trading in securities generally by any governmental authority or by any national securities exchange, or (ii) the New York Stock Exchange or other national securities exchange, or any governmental authority, shall impose, as to the Bonds or similar obligations, any material restrictions not now in force, or increase materially those now in force, with respect to the extension of credit by, or the charge to the net capital requirements of, the Placement Agent; or

                 (l) other than disclosed in the Placement Memorandum, any litigation shall be instituted, pending or threatened to restrain or enjoin the issuance, sale or delivery of the Bonds or in any way protesting or affecting any authority for or the validity of the Bonds, the resolution of the Issuer authorizing the Bonds, the Indenture, the Agreement, the Remarketing Agreement, the Letter of Credit, the confirmation of the Letter of Credit, or the existence or powers of the Issuer or the Company.

         13. Whether or not the transactions contemplated by this Agreement are consummated, all expenses and costs of the Issuer incident to the performance of its obligations in connection with the authorization, issuance and delivery of the Bonds to the Placement Agent, shall be paid by the Company.

         14. Any notice or other communication to be given under this Agreement shall be given by mail or courier delivery or by facsimile transmission as follows:


                 If to the Company:

                     McClain Industries, Inc.
                     6200 Elmridge Road
                     Sterling Heights, MI 48310
                     P.O. Box 180913
                     Utica, MI 48318
                     Attention: Mr. Carl Jaworski
                     Telephone: (810) 264-3611
                     Facsimile number: (810) 264-7191

                  If to the Issuer:

                     The Industrial Development Board of the City of Demopolis City Hall
                     Demopolis, Alabama 36732
                     Attention:
                     Telephone:
                     Telecopier:


                  If to the Placement Agent:

                     LaSalle National Bank
                     181 West Madison Street
                     Suite 3203
                     Chicago, Illinois 60602-4510
                     Attention: Capital Markets Group
                     Telephone number: 312-904-7047
                     Facsimile number: 312-904-8167

         All notices or communications hereunder by any party shall be given and served upon each other party.

         15. The approval of the Placement Agent when required hereunder or the determination of satisfaction as to any document referred to herein shall be in writing signed by the Placement Agent and delivered to the party requesting such approval or determination of satisfaction.

         16. This Agreement is made solely for the benefit of the Issuer, the Company and the Placement Agent and no other person shall acquire or have any rights hereunder or by virtue hereof except as otherwise provided in Sections 6 and 7 hereof. All representations, warranties and agreements of authority in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent and shall survive the delivery of and payment for the Bonds. The covenants and the agreements of each of the respective parties hereto shall survive the delivery of and payment for the Bonds and shall remain in full force and effect thereafter.

         17. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, and such counterparts shall together constitute but one and the same instrument.

         18. This Agreement shall be governed exclusively by and construed in accordance with the internal laws of the State of Illinois applicable to contracts to be wholly performed therein.

                                        Very truly yours,

                                        LASALLE NATIONAL BANK,
                                        as Placement Agent


                                        By:
                                           -------------------------------------


                                        Title:
                                              ----------------------------------



Accepted:

THE INDUSTRIAL DEVELOPMENT BOARD
OF THE CITY OF DEMOPOLIS

By:
   -------------------------------------


Title:
      ----------------------------------



Approved:

MCCLAIN OF ALABAMA, INC.


By:
   -------------------------------------
         Carl Jaworski
Title:   Secretary